EXHIBIT 99.1

CONTACT:
U.S. Physical Therapy, Inc.
Larry McAfee, Chief Financial Officer
Chris Reading, Chief Executive Officer
(713) 297-7000
Three Part Advisors
Joe Noyons
(817) 778-8424

U.S. Physical Therapy Acquires Majority
in a Four Clinic Physical Therapy Practice in Minnesota

Houston, TX, September 4, 2018 – U.S. Physical Therapy, Inc. (NYSE: USPH), announced today that it has acquired a majority interest in a four clinic physical therapy practice.

The practice produced $4.3 million in revenue in 2017. U.S. Physical Therapy acquired a 70% interest for $7.7 million. The remaining 30% partnership stake is being retained by existing management.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 586 outpatient physical therapy clinics in 42 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages 28 physical therapy facilities for unaffiliated third parties, including hospitals and physician groups. The Company also operates an industrial injury prevention business which provides onsite services for clients’ employees including injury prevention, rehabilitation, ergonomic assessments and performance optimization.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

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